Exhibit 23.3

CONSENT OF SHESHUNOFF & CO. INVESTMENT BANKING, L.P.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of WGNB Corp. of our opinion, dated January 19, 2007, and to use of our name and the description of our opinion, with respect to the merger WGNB Corp. and First Haralson Corporation included in the Registration Statement on Form S-4 (Reg. No. 333-_________) of WGNB Corp. and to the inclusion of such opinion as Appendix C to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SHESHUNOFF & CO. INVESTMENT BANKING, L.P

AUSTIN, TX
March 26, 2007

2801 Via Fortuna, Suite 625, Austin, TX 78746
Phone 800.279.2241· Fax 512.472.8953 · asheshunoff.com